Exhibit(a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock and

Associated Preferred Stock Purchase Rights

of

TECHWELL, INC.

at

$18.50 Net Per Share

Pursuant to the Offer to Purchase dated March 30, 2010

by

NAVAJO MERGER SUB, INC.

an indirect, wholly-owned subsidiary of

INTERSIL CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, APRIL 26, 2010, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (defined below) if (i) certificates representing shares of Common Stock, par value $0.001 per share (the “Techwell Common Stock”), and the associated preferred stock purchase rights (the “Techwell Rights” and together with the Techwell Common Stock, the “Shares”) of Techwell, Inc., a Delaware corporation (“Techwell”) are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach BNY Mellon Shareowner Services (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

By Mali or Overnight Courier:	By Facsimile Transmission:	By Hand :
BNY Mellon Shareowner Services	(For Eligible Institutions Only) (201) 680-4626	BNY Mellon Shareowner Services

Attn: Corporate Actions Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310	To Confirm Facsimile Transmissions: (201) 680-4860 (For Confirmation Only)	Attn: Corporate Actions Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Navajo Merger Sub, Inc., a Delaware corporation (the “Purchaser”) and an indirect, wholly-owned subsidiary of Intersil Corporation, a Delaware corporation (“Intersil”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 30, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal (such offer, the “Offer”), receipt of which is hereby acknowledged, the number of shares of Common Stock, par value $0.001 per share (the “Techwell Common Stock”), and the associated preferred stock purchase rights (the “Techwell Rights” and together with the Techwell Common Stock, the “Shares”) of Techwell, Inc., a Delaware corporation (“Techwell”), specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares:

Certificate No(s) (if available):

☐ Check this box if Shares will be delivered by book-entry transfer.

DTC Account No.:

(Signature(s) of Holder(s))

Dated:

(Name(s) of Record Holder(s) (Please type or Print))

(Address(es))

(Zip Code)

(Daytime Area Code and Telephone No.)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (defined in Section 3 of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility (defined in Section 2 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (defined in Section 2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three NASDAQ Stock Market trading days after the date hereof.

Name of Firm:

Address:

(Zip Code)

Area Code and Telephone No.:

(Authorized Signature)

Name:

(Please Type or Print)

Title:

Dated:

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.

CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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